Exhibit 10.1
SECOND MODIFICATION TO
LOAN AND SECURITY AGREEMENT
     This Second Modification to Loan and Security Agreement (the “Second Modification”) is entered into as of July 31, 2006 by and between Therma-Wave, Inc., a California corporation (“Borrower”) and Silicon Valley Bank, a California-chartered bank (“Bank”).
1.     DESCRIPTION OF EXISTING INDEBTEDNESS. Among other indebtedness which may be owing by Borrower to Bank, Borrower is indebted to Bank pursuant to that certain Amended and Restated Loan and Security Agreement dated as of June 10, 2005 (as may be amended from time to time, the “Loan Agreement”). The Loan Agreement provides for, among other things, loans in the principal amount of up to Fifteen Million Dollars ($15,000,000.00). Capitalized terms used herein but not otherwise defined herein shall have the respective meanings accorded to them in the Loan Agreement; provided, that all indebtedness owing by Borrower to Bank under the Loan Agreement shall be referred to herein as the “Indebtedness.”
2.     DESCRIPTION OF COLLATERAL. Repayment of the Indebtedness is secured by the Collateral as described in the Loan Agreement and herein. Hereinafter, all documents securing repayment of the Indebtedness, together with all other documents evidencing or securing the Indebtedness, shall be referred to as the “Existing Loan Documents.”
3.     DESCRIPTION OF CHANGES TO THE TERMS OF THE EXISTING LOAN DOCUMENTS.
          3.1     Maturity Date for the Domestic Credit Line and EXIM Credit Line. Section 4 of Schedule 1 of the Loan Agreement is hereby amended to read in full as follows:

“4.	MATURITY DATE (Section 6.1):	June 11, 2008.”
          3.2     Tangible Net Worth. Section 5.2 of Schedule 1 of the Loan Agreement is hereby amended to read in full as follows:

"5.2	Minimum Tangible Net Worth:

Borrower shall maintain a Tangible Net Worth (1) at the end of each quarter end of not less than $17,500,000 and (2) at the end of each month which is not a quarter end of not less than $16,000,000, plus (i) 50% of all consideration received after the date hereof for equity securities and subordinated debt of the Borrower, plus (ii) 25% of the Borrower’s net income in each fiscal quarter ending after the date hereof. Increases in the Minimum Tangible Net Worth covenant based on consideration received for equity securities and subordinated debt of the Borrower shall be effective as of the end of the month in which such consideration is received, and shall continue effective thereafter. Increases in the Minimum Tangible Net Worth covenant based on net income shall be effective on the last day of the fiscal quarter in which said net income is realized, and shall continue effective thereafter. In no event shall the Minimum Tangible Net Worth covenant be decreased.”
          3.3      Minimum Liquidity. Section 5.4 of Schedule 1 of the Loan Agreement is hereby added to read in full as follows:
5.4 Minimum Liquidity Ratio. Borrower shall maintain a Minimum Liquidity Ratio of at least 2.0 to 1.0 at all times, tested as of the last day of each month. Minimum Liquidity Ratio is calculated as (i) unrestricted cash and cash equivalents held at the Bank plus availability under the Domestic Credit Line and EXIM Credit Line divided by (ii) the outstanding amount of the Term Loan.
     4.     CONSISTENT CHANGES. The Existing Loan Documents are hereby amended wherever necessary to reflect the changes described in Section 3 hereof.
     5.     NO DEFENSES OF BORROWER. Borrower agrees that, as of the date hereof, it has no defenses against the obligations to pay any amounts of the Indebtedness.
     6.     CONTINUING VALIDITY. Borrower understands and agrees that, in modifying the Existing Loan Documents, Bank is relying upon Borrower’s representations, warranties and agreements, all as set forth in the Existing Loan Documents. Except as expressly modified pursuant to this Second Modification, the terms of the Existing Loan Documents remain unchanged and in full force and effect, and hereafter the Existing Loan Documents shall include the terms of this Second Modification as if set forth therein in full. Bank’s agreement to modifications to the Existing Loan Documents pursuant to this Second Modification shall in no way obligate Bank to make any future modifications to the Existing Loan Documents. Nothing in this Second Modification shall constitute a satisfaction of the Indebtedness or any portion thereof. It is the intention of Bank and Borrower to retain Borrower as the liable party under the Existing Loan Documents, and Borrower is not released by virtue of this Second Modification. The terms of this paragraph apply not only to this Second Modification, but also to all subsequent loan modification agreements.
     7.     CONDITION PRECEDENT TO EFFECTIVENESS. Before this Second Modification, (and Bank’s and Borrower’s respective rights and obligations hereunder) shall be effective, Borrower shall have paid to Bank all Bank Expenses incurred by Bank in connection with its entering into this Second Modification.
[Signature Page Follows]

IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute and deliver this Second Modification as of the date first set forth above.

BORROWER:		BANK:
THERMA-WAVE, INC.,		SILICON VALLEY BANK,
a Delaware corporation		a California-chartered bank

By:	/s/ Joseph J. Passarello	By:	/s/ Mark Harris

Name:	Joseph J. Passarello	Name:	Mark Harris

Title:	Senior Vice President and Chief Financial Officer	Title:	Relationship Manager

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